UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2020 (May 1, 2020)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EQT Corporation 2020 Long-Term Incentive Plan

At the Annual Meeting of Shareholders of EQT Corporation (the “Company”) held on May 1, 2020 (the “Annual Meeting”), shareholders of the Company approved the EQT Corporation 2020 Long-Term Incentive Plan (the “2020 LTIP”). The 2020 LTIP is a long-term incentive plan pursuant to which awards may be granted to employees, including executive officers, consultants, and non-employee directors of the Company and its affiliates, including options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards. The 2020 LTIP was adopted principally to serve as a successor plan to the EQT Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), and to increase the number of shares of Company common stock reserved for equity-based awards by 7,200,000 shares (in addition to the share reserve amount that remained available under the 2019 LTIP immediately prior to the adoption of the 2020 LTIP). No awards may be granted under the 2020 LTIP after the Company’s annual meeting of shareholders in 2030. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2020 LTIP subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Management Development and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). The summary of the 2020 LTIP is qualified in its entirety by reference to the full text of the 2020 LTIP, which is filed as Exhibit 99.1 to the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission on May 1, 2020 and incorporated herein by reference.

EQT Corporation 2020 Short-Term Incentive Plan

On April 30, 2020, the Compensation Committee approved the EQT Corporation 2020 Short-Term Incentive Plan (the “2020 STIP”), to provide the terms of annual bonus opportunities to be granted to the Company’s executive officers and other participating employees. The purposes of the 2020 STIP are to maintain a competitive level of total cash compensation and to align the interests of the Company’s executives and other employees with those of the Company’s shareholders and with the strategic objectives of the Company.

The 2020 STIP provides the Company’s executive officers and other participating employees with an opportunity to earn cash incentive compensation based upon the achievement of performance goals over a specified performance period. All of the Company’s executive officers and certain other employees designated as eligible employees from time to time are eligible to participate in the 2020 STIP. The factors on which awards under the 2020 STIP will be granted for service in calendar year 2020, payable in 2021, include: (i) adjusted well cost per foot; (ii) adjusted free cash flow; (iii) adjusted gross selling, general and administrative operating expenses; (iv) operating expenses and development costs; and (v) total recordable injury rate. Payment of incentive awards under the 2020 STIP is dependent upon achievement of the performance goals, however the Compensation Committee retains the discretion to increase, reduce or eliminate any incentive award that becomes payable under the 2020 STIP.

Incentive awards under the 2020 STIP are paid in cash within two and one half months following the end of calendar year 2020 and after the Compensation Committee has determined and certified the level of performance achieved and the incentive awards earned. The Compensation Committee may, in its discretion, determine to satisfy an obligation for all or any part of an incentive award by issuing shares of the Company’s common stock equal in value to the cash payment otherwise due. Such shares, if any, would be issued under the 2020 LTIP or other source as determined by the Compensation Committee, in its discretion, or any successor plan.

In the event of a change of control of the Company, as defined under the 2020 LTIP or its successor, the period for which performance is measured will automatically end on the date of the change of control and the performance goals will be deemed to have been achieved for the pro-rata portion of the performance period that elapsed through the date of the change of control at target levels. In such event, incentive awards are paid to participants on a pro-rata basis within the time period specified above, subject to the Compensation Committee’s overall discretion.

The foregoing description of the 2020 STIP does not purport to be complete and is qualified in its entirety by reference to the form of EQT Corporation short-term incentive plan, which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting, the Company’s shareholders voted on and approved amendments to the Company’s Restated Articles of Incorporation (the “Articles”) to (i) eliminate the current 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and to the Company’s Amended and Restated Bylaws (the “Bylaws”) and to remove directors outside of the annual meeting process and (ii) provide that shareholders holding at least 25% of the Company’s outstanding voting stock may call special meetings of shareholders (collectively, the “Articles Amendment”), as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2020 (the “Proxy Statement”). The Articles Amendment was filed with the Department of State of the Commonwealth of Pennsylvania on, and specified an effective date of, May 1, 2020. The complete text of the Articles Amendment, as filed with the Department of State of the Commonwealth of Pennsylvania, as well as a marked copy illustrating the changes made to those sections of the Articles that were amended pursuant to the Articles Amendment, are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Form 8-K.

In connection with the Articles Amendment, the Board approved conforming amendments to the Bylaws to (i) eliminate the 80% supermajority voting requirements for shareholders to approve certain amendments to the Bylaws and (ii) provide that shareholders holding at least 25% of the Company’s outstanding voting stock may call special meetings of shareholders and establish clear procedures to be followed in the calling of special shareholder meetings. Additionally, the Bylaws were amended to remove the specified minimum number of regular annual Board meetings. A marked copy illustrating the changes made to those sections of the Bylaws that were amended pursuant to these Bylaw amendments and a fully restated version of the Company’s Amended and Restated Bylaws, as amended through May 1, 2020, are attached hereto as Exhibits 3.3 and 3.4, respectively, to this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered the following six proposals, each of which is described in more detail in the Company’s Proxy Statement. The final vote results for each proposal were as follows:

Proposal 1: Election of 12 Directors

Shareholders elected the individuals set forth below to the Board to serve a one-year term expiring at the Company’s 2021 annual meeting of shareholders:

	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Lydia I. Beebe	198,700,286	99.04%	1,922,991	0.96%	216,490	27,324,331
Philip G. Behrman, Ph.D.	199,409,287	99.40%	1,197,746	0.60%	232,734	27,324,331
Lee M. Canaan	199,430,347	99.42%	1,168,537	0.58%	240,883	27,324,331
Janet L. Carrig	199,068,577	99.23%	1,541,280	0.77%	229,910	27,324,331
Dr. Kathryn J. Jackson	198,988,536	99.22%	1,557,675	0.78%	293,556	27,324,331
John F. McCartney	198,909,951	99.15%	1,697,492	0.85%	232,324	27,324,331
James T. McManus II	199,511,193	99.46%	1,086,761	0.54%	241,813	27,324,331
Anita M. Powers	199,486,752	99.44%	1,122,940	0.56%	230,075	27,324,331
Daniel J. Rice IV	199,247,038	99.32%	1,371,088	0.68%	221,641	27,324,331
Toby Z. Rice	199,328,798	99.36%	1,289,862	0.64%	221,107	27,324,331
Stephen A. Thorington	199,495,341	99.45%	1,110,999	0.55%	233,427	27,324,331
Hallie A. Vanderhider	199,027,012	99.21%	1,577,903	0.79%	234,852	27,324,331

Proposal 2: Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers

The shareholders approved a non-binding resolution regarding the compensation of the Company’s named executive officers for 2019, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
197,074,041	98.30%	3,409,459	1.70%	356,266	27,324,331

Proposal 3: Approval of Amendments to the Articles to Remove the 80% Supermajority Voting Requirements for Shareholders to Approve Certain Amendments to the Articles and Bylaws and to Remove Directors from Office Outside of the Annual Meeting Process

The shareholders approved the proposed amendments to the Articles to remove the 80% supermajority voting requirements for shareholders to approve certain amendments to the Articles and Bylaws and to remove directors from office outside of the annual meeting process, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
199,904,641	99.63%	743,516	0.37%	191,610	27,324,331

Proposal 4: Approval of Amendments to the Articles to Provide that Shareholders Holding at Least 25% of the Outstanding Shares of Capital Stock of the Company Entitled to Vote in an Annual Election of Directors May Call Special Meetings of Shareholders

The shareholders approved the proposed amendments to the Articles to provide that shareholders holding at least 25% of the outstanding shares of capital stock of the Company entitled to vote in an annual election of directors may call a special meeting of the shareholders, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
199,348,411	99.37%	1,262,772	0.63%	228,584	27,324,331

Proposal 5: Approval of the 2020 LTIP

The shareholders approved the 2020 LTIP, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
194,076,148	96.76%	6,501,099	3.24%	262,520	27,324,331

Proposal 6: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 was ratified by the shareholders, with votes as follows:

Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
220,798,712	96.95%	6,937,810	3.05%	427,576	N/A

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation
3.2	Marked Changes to Amended Sections of Restated Articles of Incorporation of EQT Corporation
3.3	Marked Changes to Amended Sections of Amended and Restated Bylaws of EQT Corporation
3.4	Amended and Restated Bylaws of EQT Corporation (as amended through May 1, 2020)
10.1	Form of EQT Corporation Short-Term Incentive Plan
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: May 4, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel

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